Exhibit 32.2


          CERTIFICATION PURSUANT TO
           18 U.S.C. SECTION 1350,
           AS ADOPTED PURSUANT TO
   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




In connection with the Quarterly Report of Micronetics, Inc.
(the "Company") on Form 10-QSB for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dennis Dow, Vice President-Finance of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act of
1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




January 28, 2004      /s/Dennis Dow
                      ----------------------
                      Name: Dennis Dow
                      Title: Vice President-Finance
                     (Principal Financial Officer)



This certification accompanies the Report pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.